Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Ron Mills VP of Finance and Investor Relations

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. ANNOUNCES

PUBLIC OFFERING OF SENIOR NOTES

FRISCO, TEXAS, August 14, 2020 -- Comstock Resources, Inc. (NYSE:CRK) (“Comstock” or the “Company”) announced today that it intends, subject to market conditions, to offer an additional $200 million of its 9.75% senior unsecured notes due 2026 (the “Notes”) in a registered underwritten offering.

The Notes are a further issuance of the 9.75% senior unsecured notes due 2026, of which $500 million aggregate principal amount was issued on June 23, 2020 (the “Existing Notes”).  The Notes will be treated as a single series with the Existing Notes under the indenture governing the Existing Notes and will have the same terms as the Existing Notes (other than the initial offering price and the issue date).  The Notes will have the same CUSIP number and will trade interchangeably with the Existing Notes.  The Company expects the Notes and the Existing Notes to be fungible for U.S. federal income tax purposes.

Comstock intends to use the net proceeds from the offering to repay borrowings outstanding under the Company’s bank credit facility.

BofA Securities, BMO Capital Markets and Wells Fargo Securities are acting as joint lead book-running managers for the offering.  Fifth Third Securities, Mizuho Securities, Capital One Securities and SOCIETE GENERALE are acting as joint book-running managers for the offering.  Regions Securities LLC and KeyBanc Capital Markets are acting as joint lead managers for the offering.  Credit Agricole CIB, Citizens Capital Markets, Barclays, CIT Capital Securities and Goldman Sachs & Co. LLC are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3, as amended (Registration No. 333-238113), previously filed by Comstock with the Securities and Exchange Commission.  The offering may be made only by means of a prospectus supplement and the accompanying base prospectus.  Copies of the preliminary prospectus supplement for the offering and the accompanying base prospectus may be obtained by sending a request to:

BofA Securities

NC1-004-03-43

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

1-800-294-1322

dg.prospectus_requests@bofa.com

BMO Capital Markets

3 Times Square

New York, NY 10036

Attn: Sherman Lee

sherman1.lee@bmo.com

Wells Fargo Securities

550 S. Tryon Street, 5th Floor

Charlotte, NC 28202

IBCMDCMLSHYLeveragedSyndicate@wellsfargo.com

Fax: (704) 410-4874 (with such fax to be confirmed by telephone to (704) 410-4885)

Attention: Leveraged Syndicate

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer or sale of these securities will be made only by means of a prospectus, including a prospectus supplement, forming part of the related registration statement.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.  The Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss important risk factors that could affect the Company’s business, results of operations and financial condition.  The forward-looking statements in this news release speak only as of this date.  Comstock does not undertake any obligation to revise or update publicly any forward-looking statement.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas engaged in oil and gas acquisitions, exploration and development, and its assets are primarily located in Texas, Louisiana and North Dakota.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.